UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 29, 2006
Hanesbrands Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road
Winston-Salem, NC	27105
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (336) 519-4400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 8.01.     Other Events.
Item 9.01.     Financial Statements and Exhibits

Item 8.01. Other Events.
     As previously reported, during the quarter ended September 30, 2006, Hanesbrands Inc. (the “Company”) changed its internal organizational structure such that operations are managed and reported in five operating segments, each of which is a reportable segment: innerwear, outerwear, hosiery, international and other. These segments are organized principally by product category and geographic location. Management of each segment is responsible for the assets and operations of these businesses. The new segment, “other,” is comprised of sales of non-finished products such as fabric and certain other materials in the United States, Asia and Latin America in order to maintain asset utilization of certain manufacturing facilities. Prior to the quarter ended September 30, 2006, the Company managed and reported its operations in four operating segments, each of which was a reportable segment: innerwear, outerwear, hosiery and international. Beginning in the quarter ended September 30, 2006, the Company began evaluating the operating performance of its segments based upon segment operating profit, which is defined as operating profit before general corporate expenses, amortization of trademarks and other identifiable intangibles and restructuring and related accelerated depreciation charges. Previously, the Company evaluated segment operating performance based upon segment operating profit which included restructuring and related accelerated depreciation charges. Additionally, as of September 30, 2006, the Company no longer allocates goodwill and trademarks and other identifiable intangibles to its operating segments for purposes of evaluating operating performance. In Exhibit 99.1 to this Current Report on Form 8-K the Company has conformed to reflect the changes in segment disclosures the following items that were contained in the Company’s Annual Report on Form 10-K for the fiscal year ended July 1, 2006:
•	Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” and

•	Item 8, “Financial Statements and Supplementary Data.”
     The information included in this Current Report on Form 8-K is presented for information purposes only in connection with the change in the Company’s segment disclosures described above. The information contained in this Current Report on Form 8-K is presented as of July 1, 2006, and except as indicated above, this information has not been updated to reflect financial results subsequent to that date or any other changes since the date of the Company’s Annual Report on Form 10-K for the fiscal year ended July 1, 2006. There is no change to the Company’s previously reported consolidated operating results, financial condition or cash flows. The changes to Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Item 8, “Financial Statements and Supplementary Data” are to conform the disclosures therein regarding the Company’s reportable segments to reflect the change from four to five reportable segments, the change in segment operating profit which excludes restructuring and related accelerated depreciation charges, and the change in segment assets which excludes goodwill and trademarks and other identifiable intangibles.
Item 9.01. Financial Statements and Exhibits.
23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Item 8, “Combined and Consolidated Financial Statements of Hanesbrands at July 3, 2004, July 2, 2005 and July 1, 2006 and for the three years in the period ended July 1, 2006, reflecting the change from four to five reportable segments, the change in segment operating profit which excludes restructuring and related accelerated depreciation charges, and the change in segment assets which excludes goodwill and trademarks and other identifiable intangibles effective during the quarter ended September 30, 2006, including the Report of Independent Registered Public Accounting Firm dated September 28, 2006, except for Notes 5 and 21, as to which the date is November 20, 2006.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

November 29, 2006	HANESBRANDS INC.
	By:	/s/ E. Lee Wyatt Jr.
E. Lee Wyatt Jr.
Executive Vice President, Chief Financial Officer

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Exhibits
23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Item 8, “Combined and Consolidated Financial Statements of Hanesbrands at July 3, 2004, July 2, 2005 and July 1, 2006 and for the three years in the period ended July 1, 2006, reflecting the change from four to five reportable segments, the change in segment operating profit which excludes restructuring and related accelerated depreciation charges, and the change in segment assets which excludes goodwill and trademarks and other identifiable intangibles effective during the quarter ended September 30, 2006, including the Report of Independent Registered Public Accounting Firm dated September 28, 2006, except for Notes 5 and 21, as to which the date is November 20, 2006.

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